                                   EXHIBIT 3.2


                         ARTICLES OF FOURTH AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                          TOURJETS AIRLINE CORPORATION

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:   Amendment adopted:

         ARTICLE IV - CAPITAL STOCK - Limitation on Voting by Foreign Owners

"There are applicable provisions of law and regulations to ownership or control of U.S. air carriers. These restrictions currently require that no more than 25% of the voting stock of the company be owned or controlled, directly or indirectly, by foreign citizens for purposes of foreign ownership restrictions, and that the company's president and two-thirds of it board of directors be U.S. Citizens. The company's Articles of Incorporation have been amended so that no shares of capital stock may be voted by or at the direction of foreign citizens unless such shares are registered on the company's foreign stock records. Registration on the company's foreign stock record is made in chronological order based on the date the company receives a written request for registration. In the event that registration on the foreign stock record is greater than 25% of the voting stock, then only those persons registered prior to exceeding the 25% limitation may vote."

SECOND:  The date of the above amendment's adoption is January 8, 2001.

THIRD:   Adoption of Amendment:

         The amendment was adopted by a majority of the shareholders at a special meeting on January 8, 2001. The number of votes cast for the amendment were sufficient for approval.



         Signed this 15th day of January, 2001.


             /s/
                 --------------------------------
             Serge F. Feller, CEO & President

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                                   EXHIBIT 3.2

                         ARTICLES OF THIRD AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                                  SWISSJET INC.


Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST:   The following Amendment is adopted:

         ARTICLE I - The name of the subject corporation shall be changed to Tourjets Airline Corporation

SECOND:  Adoption Date

         The date of the amendment's adoption shall be effective on October 5, 2000.

THIRD:   Adoption of Amendment

         The amendment was adopted by a majority of the shareholders at a special meeting on October 5, 2000. The number of votes cast for the amendment were sufficient for approval.



         Signed this 15th day of October, 2000.


             /s/
                 --------------------------------
             Serge F. Feller, CEO & President
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                                   EXHIBIT 3.2

                         ARTICLES OF SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                   ARTICLES OF INCORPORATION OF SWISSJET INC.


Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST:   Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

         ARTICLE IV - CAPITAL STOCK - The first paragraph shall read:


The number of shares of capital stock which the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock") and 50,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). The issuance of additional Common Stock and the issuance of Preferred Stock may be completed at such times and under such terms as determined by the Board of Directors.


SECOND:  The date of the above amendments adoption is June 29, 2000.

THIRD:   Adoption of Amendment:

The amendment was approved by the shareholders. The number of votes cast for the amendment were sufficient for approval.

         Signed this 29th day of June, 2000.



             /s/
                 --------------------------------
                 Signature
                 SERGE F. FELLER, President